Exhibit 10.20
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT dated March 27, 1995, is executed by and between Gold Capital Corporation (the
Company) whose address is 55 Madison Street, Suite 745,
Denver, Colorado 80206 and Tonkin Springs Venture Limited
Partnership (TSVLP).

RECITALS

WHEREAS, effective March 27, 1995, the parties have agreed to the Amended and Restated Secured Promissory Note which further amended the previously negotiated Secured Promissory Note dated December 31, 1993, as amended (the Note), all conditioned upon execution by the parties of this Registration Rights Agreement.

NOW THEREFORE, in consideration for TSVLP agreeing to the Amended and Restated Secured Promissory Note dated March 27, 1995, Gold Capital commits to the following rights for demand registration of Common Shares of Gold Capital held by or issuable to TSVLP now or in the future by virtue of dividends and/or conversion rights pursuant to the Preferred Convertible Stock Agreement between the parties dated December 31, 1993:

1.  Certain Definitions:

Commission shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Conversion Stock means the Common Stock issued or issuable pursuant to conversion rights under the Series A Preferred
Stock Agreement.

Dividend Stock means the Common Stock issued or issuable pursuant to the annual mandatory dividend requirements as provided under the Series A Preferred Stock Agreement.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statue and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Holder shall mean TSVLP holding Registrable Securities and any person holding Registrable Securities to whom the rights hereunder have been transferred in accordance with Section
12.

Registrable Securities means any Common Stock of the Company issued or issuable in respect to the Conversion Stock and Dividend Stock, or other securities issued or issuable pursuant to the issuance of the Common Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

The terms register, registered and registration refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

Registration Expenses shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Section 4, 5 and 6 thereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel; for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

Restricted Securities shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

Securities Act shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Selling Expenses shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and all reasonable fees and disbursements of counsel for Holder.

2. Restrictions on Transferability. The Conversion Stock and Dividend Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified herein, which conditions are intended to ensure compliance with the provisions of the Securities Act. The
Holder will cause any proposed purchaser, assignee, transferee or pledge of the Conversion Stock or Dividend
Stock held by the Holder to agree to take and hold such securities subject to the provisions and conditions of this Agreement.

3. Restrictive Legend. Each certificate representing (i) the Conversion Stock,(ii) the Dividend Stock, and (iii) any other securities issued in respect of the Conversion Stock and Dividend Stock upon any stock split stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS
THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY
ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS
EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY
REQUIREMENTS OF SAID ACT.

The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Conversion Stock and the Dividend Stock in order to implement the restrictions on transfer established herein.

4.  Requested Registration.

(a) Request for Registration. The Company hereby agrees upon receipt of written request of Holder that the Company effect a registration under the Securities Act with respect to Registrable Securities, the Company will:

(I) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws for the State of Colorado and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of the Holder.

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4 more that once or prior to September 30, 1995.

Subject to the foregoing clause, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holder, but in any event within 45 days of receipt of such written request of Holder.

(b) Underwriting. In the event that a registration pursuant to this Section 4 is for a registered public offering involving an underwriting, the Company shall, along with the Holder, enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting, but subject to the Company's reasonable approval.

5.  Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

(I)  Promptly give Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable
Securities specified in a written request, made within 20 days after receipt of such written notice from the Company to the Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the written notice given pursuant to section 5(a)(i). In such event the right of Holder to registration pursuant to Section 5 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder participating in the proposed distribution of Holder's securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise the Holder and the number of shares of Registrable Securities that may be included in the registration and underwriting of the Holder shall be adjusted at the time of filing the registration statement. Any securities excluded from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holder in a registration statement pursuant to Sections 4 or 5 if, and to the extent that, the amount of Registrable Securities otherwise included in such registration statement would not thereby be diminished.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration whether or not Holder has elected to include securities in such registration.

6.  Registration on Form S-3.

(a) If Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discount and commission, would exceed $100,000, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in Colorado; provided, however, that the Company shall not be required to effect more than one registration pursuant to previous Section 5 in any six month period or in excess of one registration under this
Section 6. The substantive provisions of Section 4(b) shall be applicable to each registration initiated under this
Section 6. Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 6 prior to September 30, 1995.

7.  Limitations on Subsequent Registration Rights.     From
and after September 30, 1995, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holder hereunder; or (ii) such new registration rights, including standoff obligations are subordinated to the registration rights granted Holder hereunder.

8.  Expenses of Registration.

(a) All Registration Expenses incurred pursuant to Sections 4 and 5 will be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder of such securities pro rata on the basis of the number of shares so registered.

9. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant hereto, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 12 months, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least 12 months;

(b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

(c) Furnish to the Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of Colorado.

(e) Notify the Holder (or if Holder has appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) Notify Holder or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) Prepare and file with the Commission promptly upon the request of Holder, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for Holder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Holder within the time frame in Subsection (a) above;

(h) Prepare and promptly file with the Commission, and promptly notify Holder or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(I) Advise Holder or their attorney-in-fact, promptly after it shall receive notice knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(j) At the request of Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) to the extent the counsel for the Company is willing to render an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm is willing to do so, a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects either the applicable accounting requirements of the Securities Act, and additional covering such other financial matters, including information as to the period ending not more than five business days prior to the date to such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder any reasonably request.

10. Information by Holder. The Holder of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder, the Registrable Securities held by them and the distribution proposed by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

11.  Indemnification.

(a) The Company will indemnify Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration qualification or compliance has been effected pursuant hereto, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers employees and agents, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

(c)  Each party entitled to indemnification under this
Section 11 (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided hereinshall not relieve the Indemnifying Party of its obligations herein unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

12. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

13. Survival. The representations, warranties, convenants and agreements made herein shall survive the transactions contemplated hereby.

14. Successors and Assigns. The provisions hereof shall be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

15. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any amendment, waiver, discharge or termination is sought.

The Foregoing Agreement is hereby executed as of the date first above written.

COMPANY
GOLD CAPITAL CORPORATION
By:/s/ Charles E. Stott, President
Charles E. Stott, President

HOLDER
TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP
By:/s/ William W. Reid, President
William W. Reid, President, Tonkin Springs Gold
Mining Company, General Partner and Manager